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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

                                PNC FUNDING CORP
                              (Shelf Registration)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and/or Officers of PNC Funding Corp (the "Corporation") hereby constitutes and appoints Robert C. Barry, Jr., John F. Fulgoney and Melanie S. Cibik, or any one of them, severally, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, in any and all capacities, a Registration Statement on Form S-3 (or other appropriate form) for the registration under the Securities Act of 1933, as amended, of up to $1,300,000,000 principal amount of the Corporation's unsecured debt securities (or if any such debt securities are issued at an original issue discount, such greater amount as shall result in net proceeds of up to $1,300,000,000 to the Corporation) and guarantees thereon of PNC Bank Corp., and to execute in such person's name, place and stead, in any and all capacities, any and all amendments to said Registration Statement.

And such persons hereby ratify and confirm all that any said attorney-in-fact and agent, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following persons in the capacities indicated as of this 21st day of August, 1997.

Name/Signature                                Capacity
--------------                                --------

       /s/ PAUL L. AUDET                      Chairman
------------------------------------          and Director
Paul L. Audet

       /s/ ROBERT L. HAUNSCHILD               President and Director
------------------------------------
Robert L. Haunschild

       /s/ RANDALL C. KING                    Senior Vice President
------------------------------------          and Director
Randall C. King

       /s/ ROBERT C. BARRY, JR.               Senior Vice President
------------------------------------          and Chief Financial Officer
Robert C. Barry, Jr.

       /s/ TARA A. HUGHES                     Accounting Officer
------------------------------------          and Assistant Controller
Tara A. Hughes